Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 28, 2014, Victory Electronic Cigarettes Corporation (“Victory” or the “Company”) completed its acquisition of FIN Electronic Cigarette Corporation, Inc., a Delaware corporation (“FIN”) through VCIG LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("VCIG") (the “Merger”) pursuant to the Agreement and Plan of Merger dated February 12, 2013, by and among the Company, VCIG, FIN, and Elliot B. Maisel, as representative of the FIN stockholders,  as described on the Current Report to Form 8-K filed with the SEC on February 19, 2014.

The accompanying unaudited pro forma combined financial statements present the pro forma consolidated financial position and results of operations of the combined company based upon Victory’s and FIN’s historical financial statements, after giving effect to Victory’s acquisition of FIN and the adjustments described in the following footnotes, and are intended to reflect the impact of this acquisition on Victory on a pro forma basis.

The unaudited pro forma combined balance sheet as of December 31, 2013 reflects the acquisition of FIN as if it had been consummated on that date and includes historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Merger and that are factually supportable.

The unaudited pro forma combined statement of operations for the year ended December 31, 2013 gives effect to the Merger as if it had been consummated on January 1, 2013 and include historical information as reported by the separate companies as well as adjustments that give effect to events that are directly attributable to the Merger, are expected to have a continuing impact and are factually supportable.

The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only. They do not purport to represent what Victory’s consolidated results of operations and financial position would have been had the Merger actually occurred as of the dates indicated, and they do not purport to project Victory’s future consolidated results of operations or financial position. The unaudited pro forma combined statement of operations does not reflect any adjustments for the effect of non-recurring items that Victory may realize as a result of the Merger. The unaudited pro forma combined financial statements include certain reclassifications to conform the historical financial information of FIN to the presentation of Victory.

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect the amounts related to tangible and intangible assets and liabilities acquired at an amount equal to the preliminary estimate of their fair values. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”), and the assumptions set forth in the notes to the unaudited pro forma combined financial statements. Management has made a preliminary allocation of the purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. The allocation of the purchase price is preliminary pending finalization of various estimates and valuation analyses.

The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document.

Victory Electronic Cigarettes Corporation
Unaudited Pro Forma Combined Balance Sheet
As of December 31, 2013

					Pro Forma
					Acquisition
	Historical		Pro Forma Acquisition		Related Financing		Combined
	Victory	FIN	Adjustments		Adjustments		Pro Forma

ASSETS

Current Assets:
Cash	$2,081,963	$28,543	$(10,000,000)	(a)	$16,050,000	(d)	$4,419,041
			(2,500,000)	(b)	(1,241,465)	(f)
Accounts receivable, net of allowance	112,921	2,536,753	-		-		2,649,674
Inventory	340,636	26,638,883	(7,804,275)	(c)	-		19,175,244
Prepaid and other current assets	42,704	1,078,825	-		-		1,121,529
Other current assets	6,750	76,706	-		-		83,456
Total current assets	$2,584,974	$30,359,710	$(20,304,275)		$14,808,535		$27,448,944

Goodwill	-	1,361,714	(1,361,714)	(c)	-		-
			78,563,814	(a)	-		78,563,814
Intangible assets			47,173,000	(a)	-		47,173,000
Deferred debt issue costs					1,241,465	(f)	1,241,465
Loan costs, net	-	582,053	(582,053)	(c)	-		-
Deferred charges	-	204,474	(204,474)	(c)	-		-
Furniture and equipment, net	27,376	2,294,443	(1,063,669)	(c)	-		1,258,150
Total assets	$2,612,350	$34,802,394	$102,220,629		$16,050,000		$155,685,373

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$306,200	$2,553,124	$-		$-		$2,859,324
Accounts payable - related parties	-	2,100,533	(2,100,533)	(c)	-		-
Convertible promissory notes	650,000	-	-				650,000
Promissory notes	-	-	15,000,000	(a)	-		15,000,000
Private placement funds received in advance	1,100,000	-	-		-		1,100,000
Due to related parties	448,166	-	-		-		448,166
Other liabilities	20,000	-	-		19,206,391	(h)	19,226,391
Notes payable	-	13,369,899	(2,500,000)	(b)	-		10,869,899
Current maturities of long-term debt	-	-	-		-		-
Total current liabilities	$2,524,366	$18,023,556	$10,399,467		$19,206,391		$50,153,780

Long Term Liabilities:
Warrant liability	$16,600,500	$-	$-		$21,982,929	(g)	$38,583,429
Note payable - related parties	-	19,351,468	(19,351,468)	(c)	-		-
Total long-term liabilities	$16,600,500	$19,351,468	$(19,351,468)		$21,982,929		$38,583,429
Total liabilities	$19,124,866	$37,375,024	$(8,952,001)		$41,189,320		$88,737,209

Stockholders' equity (deficit)
Common stock	$53,394	$-	$10,000	(a)	$-		$63,394
Additional paid-in capital	4,727,138	-	108,590,000	(a)	-		113,317,138
Retained earnings (accumulated deficit)	(21,293,048)	(2,572,630)	2,572,630	(e)	(25,139,320)	(i)	(46,432,368)
Total stockholders' equity (deficit)	$(16,512,516)	$(2,572,630)	$111,172,630		$(25,139,320)		$66,948,164
Total liabilities and stockholders' equity (deficit)	$2,612,350	$34,802,394	$102,220,629		$16,050,000		$155,685,373

(a)
Amounts represent the acquisition of FIN Branding Group, LLC, completed on February 28, 2014.  The preliminary purchase price allocation for the acquisition has been calculated by applying a 25% marketability discount to the closing price of common stock issued on the date prior to the transaction. The allocation of the purchase price for the acquisition of FIN Branding Group, LLC is based on a preliminary valuation of identifiable intangibles, including the tradename and customer relationships, and is as follows:

Cash consideration	$10,000,000
Promissory notes issued to seller	15,000,000
Common stock	108,600,000
133,600,000
Less: Net assets acquired	7,863,186
Less: Identifiable intangibles	47,173,000
Goodwill	$78,563,814

(b)	At the time of closing of the FIN Branding Group, LLC acquisition, Victory repaid $2,500,000 of outstanding notes payable.

(c)
Amounts represent entries related to the the acquisition of FIN Branding Group, LLC and include adjustments for the satisfaction of related party obligations, to remove historical goodwill, for the fair value of inventory, the write-off of deferred loan costs and deferred charges, and the write-off of retail displays to conform to our policies.

(d)
Amount represents our completion of the private placement of $16,050,000 of 15% Senior Secured Convertible Promissory Notes in February 2014. At issuance, due to the allocation of proceeds to the fair value of warrants and the fair value of the conversion feature, and based on preliminary estimates of fair value, the Notes will be recorded as follows:

Proceeds	$16,050,000
Fair value of warrants	(21,982,929)
Fair value of conversion feature	(19,206,391)
Convertible promissory notes	-
Fair value amounts in excess of proceeds	$(25,139,320)

(e)	Amounts represent the closing of the historical equity accounts of the acquiree.

(f)	Amount represents deferred debt issue costs related to the notes described in (d) above.

(g)
In conjunction with the private placements completed in February 2014, warrants to purchase 3,210,000 shares of common stock of with an exercise price of $5.00 per share were issued. The warrants contain a provision which could reduce the strike price based on certain future events and thus are considered to be a liability. Amount represents the fair value of the warrants on the date of issuance based on a preliminary binomial model using the following assumptions:

Fair value of common shares	$10.95
Term (years)	5.00
Term-matched risk-free interest rate	1.50%
Term-matched stock volatility	40%
Exercise price	$5.00

These warrants will be recorded at their fair value at each reporting period.

(h)
Amount represents the estimated preliminary fair value of the conversion feature associated with the February 2014 15% Senior Secured Convertible Promissory Notes.  The embedded conversion feature contains a provision which could reduce the conversion price based on certain future events and thus is recorded at its fair value separate from the debt instrument.  The estimated fair value was based upon a  preliminary binomial model using the relevant assumptions consistent with those found in (g) above.

(i)	Amount represents fair value amounts in excess of proceeds related to the February 2014 15% Senior Secured Convertible Promissory Notes.

Victory Electronic Cigarettes Corporation
Unaudited Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2013

	December 31, 2013
	Historical
	Victory	FIN	Pro Forma Acquisition Adjustments		Pro Forma Acquisition Related Financing Adjustments		Pro Forma Statement of Operations
Revenues
Sales	$3,102,729	$41,927,596	$-		$-		$45,030,325
Cost of goods sold	1,288,914	22,273,519	-		-		23,562,433
Gross Profit	1,813,815	19,654,077	-		-		21,467,892

Operating expenses

Advisory agreement warrants	16,600,500	-	-		-		16,600,500
Distribution, advertising and marketing	1,078,180	-	-		-		1,078,180
Selling, general and administrative	3,036,873	25,831,286	1,027,733	(a)	-		29,895,892
Total Operating Costs	$20,715,553	$25,831,286	$1,027,733		$-		$47,574,572

Income (loss) from operations	$(18,901,738)	$(6,177,209)	$(1,027,733)		$-		$(26,106,680)

Interest Expense (Income)
Fair value adjustment related to warrants	-	-	-		25,139,320	(d)	25,139,320
Interest expense	1,804,710	1,594,088	259,184	(b)	1,241,465	(f)	7,306,947
					2,407,500	(e)

Income (loss) before taxes	(20,706,448)	(7,771,297)	(1,286,917)		(28,788,285)		(58,552,947)

Income tax expense	-	-	(78,078)	(c)	-		(78,078)

Net income (loss)	$(20,706,448)	$(7,771,297)	$(1,208,839)		$(28,788,285)		$(58,474,869)

Comprehensive income (loss)
Foreign currency measurement	-	-	-		-		-
Total comprehensive income (loss)	$(20,706,448)	$(7,771,297)	$(1,208,839)		$(28,788,285)		$(58,474,869)

Net loss per common share:
Basic and diluted	$(0.44)						$(1.11)

Weighted average numer of shares outstanding
Basic and diluted	42,871,414		10,000,000				52,871,414

(a)	Amount is comprised of the following:

Decrease in amortization of loan costs	$(300,427)
Decrease in depreciation expense due to write-off of retail displays	(71,840)
Amortization of customer relationships over a preliminary estimated useful life of 10 years	1,400,000
$1,027,733

(b)
Amount is comprised of a decrease of $1,240,816 in interest expense related to obligations due to related parties and an increase in interest expense of $1,500,000 related to the promissory notes issued to the sellers of FIN Branding Group, LLC.

(c)	Amount to reduce income tax expense based on the overall loss of the consolidated company.

(d)	Represents expense recorded related to fair value amounts in excess of proceeds in conjunction with the February 2014 15% Senior Secured Convertible Promissory Notes.

(e)	Represents interest expense of $2,407,500 related to the private placement completed in February 2014.

(f)	Amount represents deferred debt issue costs related to the private placement completed in February 2014.